UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36274	36-4742850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York		10032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 923-3344

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 30, 2014, the Company held its 2014 Annual Meeting of Stockholders. Of 29,227,745 shares of common stock issued and outstanding and eligible to vote as of the record date of May 14, 2014, a quorum of 25,055,999 shares, or 85% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at such meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors as Class 1 Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Lerner, M.D.	19,124,984	4,956,009	975,006
Sir Michael Rawlins, M.D., FRCP, FMedSci	19,124,984	4,956,009	975,006

2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,054,595	1,004	400	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President, Chief Financial Officer and Secretary

Date: July 3, 2014